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Exhibit 3.21
(Articles of Incorporation of El Paso Cantina, Inc.)

ARTICLES OF INCORPORATION

OF

MURRAY WESTERN FOODS, INC.

        One: The name of this corporation is: Murray Western Foods, Inc.

        Two: The purposes for which this corporation is formed are:

          (a)   To primarily engage in the specific business of operating a restaurant;

          (b)   To engage in any one or more other businesses or transactions which the Board of Directors of this corporation may from time to time authorize or approve, whether related or unrelated to the business described in (a) above or to any other business then or theretofore done by this corporation;

          (c)   To exercise any and all rights and powers which a corporation may now or hereafter exercise;

          (d)   To act as principal, agent, joint venturer, or partner or in any other capacity which may be authorized or approved by the Board of Directors of this corporation; and

          (e)   To transact business in the State of California or in any other jurisdiction of the United States of America or elsewhere in the world.

        The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause shall, except where otherwise expressed, in no way be limited or restricted by reference to or inference from the terms or provisions of other clauses but shall be regarded as independent purposes and powers.

        Three: The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is Los Angeles County.

        Four: The corporation is authorized to issue only one class of shares of stock. The total number of said shares shall be 75,000. The aggregate par value of all of said shares shall be $75,000.00 and the par value of each of said shares shall be $1.00.

        Five: (a) The number of directors of this corporation shall be three (3).

                  (b) The names and addresses of the persons who are appointed to act as the first directors of this corporation are:

Stephen E. Newton	555 South Flower Street Los Angeles, California
Hugh M. Boss	555 South Flower Street Los Angeles, California
Faith A. Debacher	555 South Flower Street Los Angeles, California

        IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation this 8th day of December, 1972.

/s/ STEPHEN E. NEWTON
STEPHEN E. NEWTON
/s/ HUGH M. BOSS
HUGH M. BOSS
/s/ FAITH A. DEBACHER
FAITH A. DEBACHER

CERTIFICATE OF OWNERSHIP

James K. Murray and Walter V. Storm certify that:

        1.     They are the duly elected and acting President and Secretary of Murray Western Foods, Inc., a California corporation ("Corporation").

        2.     This Corporation owns 100% of the outstanding shares of each class of El Paso Cantina Systems, Inc., a California corporation ("Subsidiary").

        3.     The Board of Directors of this Corporation has duty adopted the following resolution:

    RESOLVED, that this Corporation merge El Paso Cantina Systems, Inc., Subsidiary, into itself and assume all its liabilities pursuant to Section 1110 of the California Corporations Code.

    RESOLVED FURTHER, that the officers of this Corporation be and each of them is hereby authorized and directed to take all such further action and to execute and deliver all such further documents as the officers acting shall determine to be necessary, such determination to be conclusively evidenced by their actions in the premises.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate on March 5, 1981.

/s/ James K. Murray	/s/ Walter V. Storm
James K. Murray President	Walter V. Storm Secretary

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
OF
MURRAY WESTERN FOODS, INC.,
a California Corporation

        James Murray and Koichi Takeuchi certify that:

        1.     They are the duly elected President and Secretary, respectively, of Murray Western Foods, Inc., a California corporation.

        2.     Article one of the Articles of Incorporation is amended to read as follows:

        "One: The name of this corporation is: El Paso Cantina, Inc."

        3.     The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors pursuant to Section 902 of the Corporations Code.

        4.     The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders pursuant to Section 902 of the Corporations Code. The corporation has only one class of shares and the number of outstanding shares is 22,500. The number of shares voting in favor of the amendment equalled or exceeded the vote required.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated: Sept. 23, 1986	/s/ James Murray
President
/s/ Koichi Takeuchi

Secretary
 CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
OF
EL PASO CANTINA, INC.,
a California corporation

        James K. Murray and Koichi Takeuchi certify that:

        1.     They are the duly elected President and Secretary, respectively, of El Paso Cantina, Inc., a California corporation.
        2.     Article Four of the Articles of Incorporation is amended to read as follows:
        "Four: This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000,000."
        3.     The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors pursuant to Section 902 of the Cor- porations Code.
        4.     The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders pursuant to Section 902 of the Corporations Code. The corporation has only one class of shares. The total number of outstanding shares entitled to vote with respect to the foregoing Amendment was 22,500 shares. The number of shares voting in favor of the Amendment exceeded the vote required in that the affirmative vote of a majority of the outstanding shares was required for the approval of the Amendment and the Amendment was approved by the affirmative vote of 100% of the outstanding voting shares.
        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated: June 21, 1989	/s/ James K. Murray
James K. Murray, President
/s/ Koichi Takeuchi
Koichi Takeuchi, Secretary

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Exhibit 3.21 Articles of Incorporation of El Paso Cantina, Inc.